UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2020

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring Support Agreement

As previously announced, on August 22, 2020, FTS International, Inc. (the “Company”), FTS International Services, LLC, and FTS International Manufacturing, LLC (collectively with the Company, the “Company Parties”) entered into a Restructuring Support Agreement with (i) certain holders (the “Consenting Noteholders”) of the Company’s 6.25% senior secured notes due May 1, 2022 (the “Secured Notes”) and (ii) certain lenders (together with the Consenting Noteholders, the “Consenting Creditors”) under that certain credit agreement, dated as of April 16, 2014, by and among the Company, the lenders party thereto and Wilmington Savings Fund Society, FSB, as successor administrative agent, as amended, restated, amended and restated, modified, or supplemented from time to time (the “Term Loan Agreement”). As further previously announced, on September 4, 2020, the Company Parties entered into an Amended and Restated Restructuring Support Agreement with the Consenting Creditors.

On September 21, 2020, the Company Parties entered into the Second Amended & Restated Restructuring Support Agreement (the “Restructuring Support Agreement”) with the Consenting Creditors. Upon entry into the Restructuring Support Agreement, the Consenting Creditors represented approximately 87.56% of the combined outstanding principal amount of Secured Notes and loans under the Term Loan Agreement. The Restructuring Support Agreement contemplates agreed-upon terms for a prepackaged financial restructuring plan (the “Plan”). Capitalized terms used but not otherwise defined in this Item 1.01 of this Current Report on Form 8-K have the meanings given to them in the Restructuring Support Agreement.

The Restructuring Support Agreement contains certain covenants on the part of each of the Company Parties and the Consenting Creditors, including commitments by the Consenting Creditors to vote in favor of the Plan and commitments of the Company Parties and the Consenting Creditors to negotiate in good faith to finalize the documents and agreements governing the Restructuring (as defined below). The Restructuring Support Agreement also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Restructuring Support Agreement.

Although the Company Parties intend to pursue the Restructuring in accordance with the terms set forth in the Restructuring Support Agreement, there can be no assurance that the Company Parties will be successful in completing the Restructuring or any other similar transaction on the terms set forth in the Restructuring Support Agreement, on different terms or at all.

The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company or the Company Parties. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, including the annexes attached thereto, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Proposed Joint Prepackaged Chapter 11 Plan of Reorganization

Under the Restructuring Support Agreement, the Consenting Creditors have agreed, subject to certain terms and conditions, to support a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to the Plan and related disclosure statement (the “Disclosure Statement”), under which the Company Parties will file petitions for voluntary relief under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”).

The Restructuring Support Agreement and the Plan contemplate, among other things:

•	the Consenting Creditors’ consent to the use of cash collateral securing the Secured Debt Claims to fund the Chapter 11 Cases consistent with the terms set forth in the Plan and as otherwise acceptable to the Required Consenting Creditors;

•	on the Effective Date, the Reorganized Debtors may enter into the New Revolving Exit Facility on terms acceptable to the Required Consenting Creditors;

•	on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Secured Debt Claim, each Holder of an Allowed Secured Debt Claim shall receive its Pro Rata share of and interest in Pro Rata share of and interest in (i) the Cash Consideration and (ii) 90.1% of the New FTS Equity, subject to dilution on account of the Management Incentive Plan and the Warrants, minus the Class 4 Recovery Deduction;

•	each Holder of an Allowed Other Unsecured Claim shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery at the applicable Debtor;

•	each Holder of an Allowed Ongoing Business Claim shall receive, as applicable, either: (i) Reinstatement of such Allowed Ongoing Business Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in cash on the later of (A) the Effective Date or as soon as reasonably practicable thereafter, or (B) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Ongoing Business Claim; or (iii) such other treatment rendering such Allowed Ongoing Business Claim Unimpaired;

•	at the option of the Reorganized Debtors, Intercompany Claims and Intercompany Interests shall be either Reinstated or cancelled and released without any distribution; and

•	FTS Common Interests will receive their Pro Rata share of and interest in (i) 9.9% of the New FTS Equity, subject to dilution on account of (i) the Management Incentive Plan and (ii) the Warrants.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Disclosure Statement, including the Plan attached thereto, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 21, 2020, the Company issued a press release announcing entry into the Restructuring Support Agreement and commencement of solicitation of the Plan. The full text of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements identified by words such as “could,” “should,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to satisfy the Solicitation Condition (as defined in the Restructuring Support Agreement); consummation of the Restructuring Transactions (as defined in the Restructuring Support Agreement); the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to confirm and consummate the Plan; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; increased levels of employee attrition during the Chapter 11 Cases; further declines in domestic spending by the onshore oil and natural gas industry; continued volatility in oil and natural gas prices; the effect of a loss of, financial distress of, or decline in activity levels of, one or more significant customers; actions of the Organization of the Petroleum Exporting Countries, or OPEC, its members and other state-controlled oil companies relating to oil price and production controls; the Company’s inability to employ a sufficient number of key employees, technical personnel and other skilled or qualified workers; the price and availability of alternative fuels and energy sources; the discovery rates of new oil and natural gas reserves; the availability of water resources, suitable proppant and chemicals in sufficient quantities and pricing for use in hydraulic fracturing fluids; uncertainty in capital and commodities markets and the ability of oil and natural gas producers to raise equity capital and debt financing; the Company’s ability to manage the maturities of its Term Loan Agreement and Secured Notes; ongoing and potential securities litigation and other litigation and legal proceedings, including arbitration proceedings and the Company’s dispute with Covia Holdings Corporation regarding a terminated supply agreement; the Company’s ability to participate in consolidation opportunities within its industry; the ability to successfully manage the economic and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns, including the COVID-19 pandemic; the ultimate geographic spread, duration and severity of the COVID-19 outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain such outbreak or treat its impact ; the ultimate duration and impact of geopolitical events that adversely affect the price of oil, including the Saudi-Russia price war earlier this year; and a deterioration in general economic conditions or a weakening of the broader energy industry. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The risk factors and other factors noted in the Company’s filings with the SEC could cause the Company’s actual results to differ materially from those contained in any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Second Amended and Restated Restructuring Support Agreement, dated September 21, 2020.

99.1	Proposed Disclosure Statement.

99.2	Press Release, dated September 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
Name:	Jennifer Keefe
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: September 21, 2020